Exhibit 10.17

Exclusive Management Services and Business Cooperation Agreement

Exclusive Management Services and Business Cooperation Agreement

This Exclusive Management Services and Business Cooperation Agreement (the “Agreement”) is entered into on August 31, 2020 by and between the following parties:

(1)	Shanghai Yiqi Zuoye Information Technology Co., Ltd. (“Party A”), a wholly foreign owned enterprise incorporated subject to the laws of the People’s Republic of China (“PRC”); and

(2)	Beijing Xiaofeng Online Technology Co., Ltd. (“Party B”), a limited liability company incorporated subject to the PRC laws.

(3)

All entities listed in Annex 1 hereto and the agencies that are invested and controlled (including control through agreement arrangement) by Party B and updated from time to time pursuant to this Agreement (including but not limited to the companies and related agencies 50% investment interest of which is directly or indirectly owned by Party B) (collectively, the “Party B’s Subsidiaries”).

(Party A, Party B and Party B’s Subsidiaries hereinafter collectively referred to as the “Parties”; each, a “Party”.)

The Parties agree as below under the principle of equality and mutual benefit and through amicable negotiations:

1.	Provision of Services:

1.1

Subject to the terms and conditions herein, Party B hereby irrevocably nominate and appoint Party A as Party B and Party B’s Subsidiaries to serve as the exclusive service provider to provide the technical and business support services listed in Annex 1 attached hereto.

1.2

Party A may at its sole discretion nominate and appoint any of its affiliates (including Party A’s overseas Parent and the subsidiaries it directly or indirectly controls) to provide any services under this Section.

1.3

During the term of this Agreement, without Party A’s written consent, neither Party B nor Party B’s Subsidiaries may obtain directly or indirectly any services similar to those hereunder or enter into any similar service agreement, or establish any similar cooperation relationships, with any third party.

1.4

For the purpose of ensuring that Party B and/or Party B’s Subsidiaries comply with the cash flow requirements during routine operations and/or set off any losses incurred during its operations, whether or not Party B actually suffers any of such operating losses, Party A may at its sole discretion decide to provide financial support to Party B and/or Party B’s Subsidiaries (only to the extent permitted by PRC laws), or provide security for the performance of other contracts or agreements between Party B and/or Party B’s Subsidiaries and any third party regarding its or their business by acting as the guarantor or warrantor under such other contracts or agreements. Party A may provide financial support to Party B and/or Party B’s Subsidiaries by banking entrusted loan or borrowing, with such entrusted loan or borrowing contract to be separately signed. Party B and Party B’s Subsidiaries agree and confirm that in case it or they need any financial support or any security for performance of any contract or borrowings, it or they shall firstly turn to and ask Party A to be the lender, guarantor or warrantor.

Exclusive Management Services and Business Cooperation Agreement

1.5

The Parties agree that the services to be provided by Party A to Party B also apply to Party B’s Subsidiaries, and that Party B’s Subsidiaries agree and Party B agrees to procure Party B’s Subsidiaries to exercise their rights hereunder and perform their obligations hereunder.

2.	Service Costs and Payment

2.1

Party A may at its sole discretion decide the service costs to be paid by Party B and/or Party B’s Subsidiaries as the service recipients and the terms of payment thereof. The method for calculation of the service costs and the terms of payment thereof are set forth in Annex 2 hereto.

2.2

In case Party B at its sole discretion holds that the method for calculation of the service costs will not be applicable during the term of this Agreement, Party A may adjust the service costs by notifying Party B and/or Party B’s Subsidiaries ten (10) days in advance from time to time.

3.	Intellectual Property Rights

3.1

Any and all intellectual property rights developed during the performance of this Agreement, including but not limited to copyrights, patents and patent application rights, technology secrets, trade secrets and know-how, shall belong to Party A, and Party A shall be solely and exclusively entitled to the ownership, rights and interests of and to such intellectual property rights. Unless otherwise explicitly provided herein, neither Party B nor Party B’s Subsidiaries shall have any rights to any of such intellectual property rights. To avoid doubt, with respect to the intellectual property rights that have already been owned, or applied for to the competent authorities, by Party B and/or Party B’s Subsidiaries as of the execution date of this Agreement, except those that are necessitated by Party B and/or Party B’s Subsidiaries due to its or their carrying out of normal business operations as confirmed by Party A and those that must be held by Party B or Party B’s Subsidiaries as prescribed by the applicable domestic laws and regulations, the interest owners and/or applicants of the remaining intellectual property rights shall, upon Party A’s request, transfer such intellectual property rights to Party A or Party A’s affiliates, with the intellectual property rights transfer agreements to be separately signed by and between Party B or Party B’s Subsidiaries and Party A or Party A’s affiliates.

3.2

If any development is based on any intellectual property rights owned by Party B and/or Party B’s Subsidiaries, Party B and/or Party B’s Subsidiaries shall ensure and warrant that there are no flaws or defects therein. Otherwise, Party B and Party B’s Subsidiaries shall bear any and all damage and losses suffered by Party A arising out of such flaws or defects. In the event Party A assumes any liability to any third party in connection therewith accordingly, Party A shall have the right to be indemnified by Party B and/or Party B’s Subsidiaries regarding all of its losses.

3.3	The Parties agree that this Section shall survive the amendment, termination or invalidation of this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants below:

(a)	It is a wholly foreign owned enterprise incorporated and effectively existing subject to PRC laws.

(b)	Its execution and performance of this Agreement is within the scope of its corporate powers and its business scope.

Exclusive Management Services and Business Cooperation Agreement

(c)

It has taken necessary corporate action and obtained appropriate authority, and obtained necessary consent and approvals (if needed) from third parties and governmental authorities, to execute, deliver and perform this Agreement.

(d)

Its execution, delivery or performance of this Agreement will not breach (i) any provisions of its business licenses or articles of association, (ii) any laws, regulations, authorizations or approvals binding upon it or having effect upon it, or (iii) any provisions of any contracts or agreements to which it is a party.

(e)	This Agreement shall constitute lawful, valid and binding obligations against Party A and may be enforced against it pursuant to its terms.

4.2	Party B and each of Party B’s Subsidiaries hereby represent and warrant below:

(a)	It is an enterprise incorporated and effectively existing subject to PRC laws.

(b)	Its execution and performance of this Agreement is within the scope of its powers and its business scope.

(c)

It has taken necessary action and obtained appropriate authority, and obtained necessary consent and approvals (if needed) from third parties and governmental authorities, to execute, deliver and perform this Agreement.

(d)

Its execution, delivery or performance of this Agreement will not breach (i) any provisions of its business licenses or articles of association, (ii) any laws, regulations, authorizations or approvals binding upon it or having effect upon it, or (iii) any provisions of any contracts or agreements to which it is a party.

(e)	This Agreement shall constitute lawful, valid and binding obligations against it and may be enforced against it pursuant to its terms.

4.3

Party B and each of Party B’s Subsidiaries hereby further agree to warrant to Party A as below for the purposes of clarifying the rights and obligations between the Parties, ensuring specific performance of each of the provisions regarding provision by Party A to Party B and/or Party B’s Subsidiaries and ensuring payment of each of amounts due and payable by Party B and/or Party B’s Subsidiaries to Party A:

(a)	Party B and/or Party B’s Subsidiaries will timely and fully pay to Party A the service costs subject to provisions of this Agreement.

(b)	During the service term:

(i)

Party B and/or Party B’s Subsidiaries will operate and handle all necessary formalities related to operations pursuant to the applicable PRC laws and regulations, and will timely submit to Party A the photocopies of such licenses.

(ii)	Party B and/or Party B’s Subsidiaries will maintain the continuous validity of all licenses, authorizations, approvals and qualifications related to its business.

(iii)

Party A shall have the right to propose suggestions or requirements regarding the routine operations, financial management or staff employment of Party B and/or Party B’s Subsidiaries; and with respect to such suggestions and/or requirements proposed by Party A, Party B and Party B’s Subsidiaries shall proactively cooperate in connection with the services provided by Party A and accept reasonable comments and suggestions proposed by Party A regarding its business.

Exclusive Management Services and Business Cooperation Agreement

(iv)

Party B and Party B’s Subsidiaries shall provide to Party A the relevant information and documents as required by Party A; and shall nominate a specific person(s) to be in charge of liaison and work coordination with Party A, and shall proactively cooperate Party A in connection with Party A’s onsite investigation and survey and data collection at Party B and/or Party B’s subsidiaries.

(v)

If necessary, Party B and Party B’s Subsidiaries shall provide to Party A’s professionals necessary work facilities and work conditions and shall bear the corresponding costs and expenses incurred by such professionals during their provision of management services at Party B.

(vi)

Party B and Party B’s Subsidiaries shall provide to Party A any and all techniques and other materials, and permit Party A to enter the relevant sites and facilities, needed as deemed by Party A for Party A’s performance of its obligations hereunder.

(c)

Party B and Party B’s Subsidiaries undertake to develop and operate the relevant services effectively, prudently and lawfully, maintain and timely update all licenses and authorizations necessitated for provision by Party B and Party B’s Subsidiaries of the relevant services hereunder, so as to maintain the validity and full legal force of such licenses and authorizations; and shall set and maintain an independent accounting unit for the corresponding services.

(d)

Without Party A’s prior written consent, neither Party B nor any of Party B’s Subsidiaries may change, dismiss and replace, or remove from office any of its directors or senior executives; Party B and Party B’s Subsidiaries shall, subject to the procedures under the applicable laws and regulations and its or their corporate articles of association, procure the person(s) nominated by Party A to serve at the director(s) of Party B and/or Party B’s Subsidiaries, and shall procure such elected director(s) to elect the person recommended by Party A as the BOD chairman, and shall appoint the person(s) nominated by Party A to serve as all senior executives of Party B and/or Party B’s Subsidiaries (including but not limited to, the general manager, the chief financial manager, all chief business officers, financial management staff, financial controllers and accountants). For the purpose of this paragraph, Party B and Party B’s Subsidiaries shall, subject to the provisions of the applicable laws, the articles of association and this Agreement, take any and all necessary internal and external procedures to complete the foregoing dismissal and appointment formalities.

(e)

Party A may audit the accounts of Party B and Party B’s Subsidiaries periodically or from time to time. During the service term, Party B and Party B’s Subsidiaries shall cooperate Party A and Party A’s direct or indirect shareholder(s) to carry out audit, due diligence and other work, and shall provide to the auditors and/or other professionals engaged by it or them the information and materials related to the operations, business, customers, finance, employees, et cetera of Party B and Party B’s Subsidiaries, and agree Party A or its shareholder(s) to disclose such information and materials as necessitated for listing or to satisfy applicable stock exchange requirements.

Exclusive Management Services and Business Cooperation Agreement

(f)

Party B and each of Party B’s Subsidiaries hereby agree that upon request by Party A in writing, it will promptly guarantee its performance of the obligations of paying the services costs under Section 2.1 hereof by using all of its then owned receivables and/or its other lawfully owned and disposable assets to the extent then permitted by law. Party B and each of Party B’s Subsidiaries hereby agree that it will always maintain during the effective term of this Agreement the entire operation licenses needed for its operations and the full rights and qualifications to carry out its business that was currently carried out within the PRC.

(g)

Unless otherwise agreed by Party A in writing in advance, neither Party B nor each of Party B’s Subsidiaries may carry out any transactions that may substantially affect its assets, obligations, rights or entity operations, including but not limited to:

(i)	any activities that exceed the entities’ normal operation scopes, or any business operations inconsistent with past and usual practice;

(ii)	any borrowings from any third party or bearing of any debt;

(iii)	any change or removal of any director or dismissal of any senior executives;

(iv)	any sales, acquisition or otherwise disposal of any assets or rights to or from any third party, including but not limited to any intellectual property rights;

(v)

any provision of any security by its assets or intellectual property rights or in any form or creation of any lien on the entities’ assets, to any third party and for any reason other than for its own debt;

(vi)	any amendment to any entity’s articles of association or change of any entity’s business scope;

(vii)	any change of any entity’s operation practices or business procedures or any amendment to any significant internal regulations or policies;

(viii)	any significant adjustment of its business operation practice, marking strategy, operation guidelines or customer relationships;

(ix)	any distribution of any dividends or interests in any form;

(x)	any liquidation of any entity and distribution of its remaining assets;

(xi)	any transfer to any third party of any of its rights or obligations hereunder;

(xii)	any entry into any other agreements or arrangements conflicting with this Agreement or that may harm Party A’s interests hereunder; or

(xiii)

any arrangements by carrying out contract operations, leasing operations, merger or consolidations, division, joint operations, shareholding reform or other methods of changing operation practices or ownership structures, or any disposal of all or substantial part of Party B’s assets or interests by transfer, assignment, shareholding contribution based on contribution or any other method.

Furthermore, Party B and each of Party B’s Subsidiaries shall, upon occurrence of any circumstances that may result in material adverse effects upon its business or operations, timely inform Party A and shall try its best efforts to prevent occurrence of such circumstances and/or expansion of loss.

Exclusive Management Services and Business Cooperation Agreement

4.4

Each of the Parties hereby warrants to the other Parties that it will execute all reasonable and necessary documents and take all reasonable and necessary action, including but not limited to, issuing necessary authorization documents to the other Parties, to perform the provisions of this Agreement and realize the purpose of this Agreement.

5.	Confidentiality

5.1

Party B and Party B’s Subsidiaries agree to try their best to take all kinds of reasonable measures to keep confidential all the confidential data and information obtained due to their performance of this Agreement (“Confidential Information”). Without Party A’s written consent, neither Party B nor Party B’s Subsidiaries may disclose, provide or transfer to any third party any of such Confidential Information except the information that: (a) has entered or will enter the public domain for any reason except as being publicly disclosed by the receiving party, (b) is disclosed subject to the applicable laws or regulations or stock exchange requirements, or (c) that has to be disclosed by any Party to its legal counsels or financial consultants with respect to the transactions contemplated hereunder who must be bound by the obligations of confidentiality similar to those under this paragraph. In case any employee or agency employed by any Party discloses any Confidential Information, it shall be deemed that such Party discloses such Confidential Information and shall bear the breach of contract liability accordingly. The provisions under this paragraph shall survive the termination of this Agreement for any reason.

5.2

Upon termination of this Agreement, Party B and each of Party B’s Subsidiaries shall, upon Party A’s request, return to Party A, or destroy by itself, any and all documents, data and/or software containing Confidential Information, and shall delete all Confidential Information from all related memory devices and shall not use any of such Confidential Information.

5.3	This Section shall survive the amendment, cancellation or termination of this Agreement.

6.	Breach of Contract Liability

6.1

In the event that any party fails to perform any of its obligations hereunder or that any of its representations or warranties hereunder is essentially inaccurate or incorrect, such party shall be in default of this Agreement and shall compensate all losses suffered by the other parties or shall pay the liquidated damages as per the agreement separately entered into with the relevant parties.

6.2

In the event that Party B or Party B’s Subsidiaries commit a default under Section 6.1, Party B and Party B’s Subsidiaries shall fully compensate any and all losses, damage and liability suffered or borne by Party A arising out of or in connection with its performance of its obligations hereunder or provision of services hereunder, including the losses, costs and expenses incurred due to any proceedings, claims or other demands.

6.3	This Section shall survive the amendment, cancellation or termination of this Agreement.

7.	Validity, Term and Termination

7.1	This Agreement shall be executed and enter into force on the date first written above, and the Parties agree and confirm that the force of this Agreement shall be retroactive to March 28, 2019.

7.2

Unless terminated pursuant to the provisions of this Agreement, this Agreement shall be effective for ten (10) years and shall be automatically renewed for additional ten (10) years upon expiry without being limited in renewal times.

Exclusive Management Services and Business Cooperation Agreement

7.3	Without Party A’s written consent, neither Party B nor Party B’s Subsidiaries may terminate this Agreement.

7.4

Notwithstanding the foregoing provisions, Party A shall have the right to terminate this Agreement at its sole discretion by notifying Party B and Party B’s Subsidiaries in writing ten (10) days in advance from time to time.

8.	Governing Law and Dispute Settlement

8.1	The execution, validity, interpretation, performance, amendment and termination of this Agreement and the settlement of any dispute hereunder shall be governed by PRC laws.

8.2

Any disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission to be arbitrated in accordance with its arbitration rules effective upon application for arbitration. The arbitration award shall be final and binding upon all Parties. The place of arbitration shall be Beijing. Except for the portions submitted for arbitration, the other portions of this Agreement shall continue to be valid. The validity of this Section shall not be affected whether this Agreement is amended, cancelled or terminated.

9.	Notice

9.1

Any notices or other communications hereunder issued by any Party shall be made in Chinese and may be sent by personal delivery, registered mail with prepaid postage or recognized express mail service or by facsimile to the recipient addresses specified by the relevant Parties from time to time. It shall be deemed that the notice has been actually delivered (a) if by personal delivery, on the date of personal delivery, (b) if by mail, on the tenth day after the registered air mail with prepaid postage is posted (subject to the postmark date), or on the fourth day after delivered to the internationally recognized express mail service, or (c) if by facsimile, at the receiving time indicated on the transmission confirmation slip of the corresponding documents.

9.2	The addresses of the Parties are listed below for the purpose of notification:

To Party A:

Address: [***]

Recipient: Chang Liu

Telephone: [***]

To Party B and Party B’s Subsidiaries

Address: [***]

Recipient: Fuqiang Wang

Telephone: [***]

9.3	Any Party may send a notice to the other Parties pursuant to this Section to change its recipient address of notification from time to time.

10.	Transfer and Change of Parties to This Agreement

10.1	Without Party A’s prior written consent, neither Party B nor each of Party B’s Subsidiaries may transfer or assign any of its rights or obligations hereunder to any third party.

10.2

Party B and Party B’s Subsidiaries hereby agree that Party A may transfer any of its rights or obligations hereunder only after issuing a written notice to the Party B and Party B’s Subsidiaries regarding its transfer of its rights or obligations hereunder without obtaining consent from Party B and Party B’s Subsidiaries regarding the transfer thereof.

Exclusive Management Services and Business Cooperation Agreement

10.3

The rights and obligations hereunder shall be legally binding upon each Party’s assignees and successors whether or not the transfer of such rights or obligations is caused by acquisition, reorganization, succession, transfer, assignment or any other reason.

10.4

Newly Added Party B’s Subsidiaries. In case at any time after the entry into force of this Agreement, any entity is added into and as Party B’s Subsidiaries, Party B shall procure such Newly Added Party B’s Subsidiary to sign the Rights and Obligations Assumption Letter with the format and content attached as Annex 3 hereto and any other legal documents permitted or required under PRC laws to permit the Newly Added Party B’s Subsidiary added into this Agreement and to fully assume the rights and obligations that should be enjoyed and borne by Party B’s Subsidiaries. As of the date of execution of such Rights and Obligations Assumption Letter and any other legal documents permitted or required under PRC laws, such Newly Added Party B’s Subsidiary shall be deemed to be a party to this Agreement. All the other Parties hereby agree to fully accept the foregoing arrangement.

11.	Severability

In case any provision hereunder is deemed to be invalid or unenforceable due to inconsistency with any applicable laws, such provision shall be invalid or unenforceable to the extent such law is applicable, and the validity, legality or enforceability of the other provisions hereunder shall not be affected. The Parties shall, through good faith negotiations, try to replace such invalid, illegal or unenforceable provisions with an effective provision that is legally permitted and satisfies the Parties’ expectation to greatest extent, and the economic results caused by such effective provisions shall be similar to the economic results caused by such invalid, illegal or unenforceable provision as far as possible.

12.	Entire Agreement

This Agreement and all agreements and/or documents expressly mentioned or incorporated herein shall constitute the entire agreement regarding the subject matters herein, and shall supersede all oral agreements, contracts, understandings and communications previously entered into by and among the Parties regarding the subject matters herein.

13.	Amendment or Modification

Any amendment to or modification of this Agreement must be made in writing by the Parties, and will form part of this Agreement after being officially signed by each Party hereto, and will then be of equal legal force of this Agreement.

14.	Waiver

Any Party may waive the terms or conditions of this Agreement provided that such waiver is made in writing and has been signed by the Parties. The waiver by any Party regarding the other Parties’ default under certain circumstance shall not be deemed to be a waiver of similar defaults under other circumstances.

15.	Counterparts

This Agreement is made by the Parties in two (2) originals of equal legal force, one (1) for Party A and one (1) for Party B. This Agreement may be signed through one or more counterparts.

Exclusive Management Services and Business Cooperation Agreement

16.	Miscellaneous

In case the U.S. Securities and Exchange Commission or other regulatory agencies propose any amendment comments toward this Agreement, or in case there is any change to the listing rules or related requirements of the U.S. Securities and Exchange Commission related to this Agreement, the Parties shall amend this Agreement accordingly.

[The following is the signature page(s)]

Exclusive Management Services and Business Cooperation Agreement

In witness thereof, the Parties cause this Agreement to be signed on the date first written above.

Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Authorized Representative:

By: /s/ Chang Liu
Seal: (Public Seal)
/s/ Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Beijing Xiaofeng Online Technology Co., Ltd.

Authorized Representative:

By: /s/ Fuqiang Wang
Seal: (Public Seal)
/s/ Beijing Xiaofeng Online Technology Co., Ltd.

Exclusive Management Services and Business Cooperation Agreement

Annex 1

Contents of the Services

1.	Contents of the Services

1.1	Provision of opinions and suggestions regarding assets and business operations.

1.2	Provision of opinions and suggestions regarding disposal of debts and claims.

1.3	Provision of opinions and suggestions regarding negotiations, execution and performance of material contracts.

1.4	Provision of opinions and suggestions regarding mergers and acquisitions.

1.5	Provision of research and development services regarding education software and education courseware.

1.6	Provision of services of development and transfer, and consultancy, regarding the following services:

(a)	the technical development of new business;

(b)	the technical support and maintenance of existing business;

(c)	the periodical update of all business contents; and

(d)	the provision and maintenance of the hardware conditions and network conditions necessitated by carrying out of business.

1.7	Provision of services regarding employee profession and pre-employment training.

1.8	Provision of services regarding public relations.

1.9	Provision of services regarding market survey, research and consultancy.

1.10	Provision of services regarding short and medium term market development and market planning.

1.11	Provision of human resources management and internal information management.

1.12	Provision of network development, upgrade and routine maintenance.

1.13	Licensed use of software, trademarks, domain names, know-how and other varied intellectual property rights.

1.14	Provision of other services decided by Party A non-periodically on the basis of business needs and Party A’s capability.

Exclusive Management Services and Business Cooperation Agreement

Annex 2

Calculation and Payment of the Service Costs

1.	Calculation and Payment of the Service Costs

1.1

The service costs under this Agreement shall be calculated as per the revenue of Party B and Party B’s Subsidiaries and their corresponding operation costs, sales, management and other costs and expenses and disbursements, taxes and other fees withheld or deducted as provided by laws and regulations, and may be collected as per the following method:

(a)	To be collected as per a certain proportion of the revenue of Party B and/or Party B’s Subsidiaries;

(b)	To collect the fixed license fee regarding specific software; and/or

(c)	Any other payment methods decided non-periodically by Party A on the basis of the nature of the services provided.

1.2

A written confirmation shall be issued by Party A to Party B and/or Party B’s Subsidiaries, and the specific amounts of the service costs shall be determined by Party A by taking into account the following factors:

(a)	how the technology is difficult or complicated that is used by Party A to provide services;

(b)	the working hours spent by Party A’s employees regarding such services;

(c)	the contents and commercial value of the services provided by Party A;

(d)	the benchmark prices of similar service on the market; and

(e)	the operating conditions of Party B and Party B’s Subsidiaries.

2.

Party A will calculate the service costs by fixed period and will issue corresponding invoices to Party B and Party B’s Subsidiaries. Party B and Party B’s Subsidiaries shall pay the service costs into the banking account specified by Party A within ten (10) business days after receipt of such invoices, and shall send to Party A by facsimile or email the photocopies of the payment vouchers. Party A shall issue the receipts within ten (10) business days after receipt of the service costs.

Exclusive Management Services and Business Cooperation Agreement

Annex 3

Rights and Obligations Assumption Letter

Our Entity, [            ], is a subsidiary incorporated by Beijing Xiaofeng Online Technology Co., Ltd. (hereinafter, the “Xiaofeng Online”) through registration at [        ] on [                ,    ]; and Xiaofeng Online holds [            ] of the equity/interests of our Entity.

Subject to the Exclusive Management Services and Business Cooperation Agreement (hereinafter, the “Agreement”) entered into by and among Xiaofeng Online, Shanghai Yiqi Zuoye Information Technology Co., Ltd. and all other parties on [                ,    ], our Entity acts as a Newly Added Party B’s Subsidiary under that Agreement and shall join that Agreement pursuant to the provisions of Section 10.4.

Our Entity hereby agree to join that Agreement as a Newly Added Party B’s Subsidiary of Xiaofeng Online, to have the rights under that Agreement and to perform all of our Entity’s obligations under that Agreement, effective as of the execution of this Assumption Letter.

[                ] (Seal)

Statutory Representative (Signature):

Date: